UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: May 10, 2024

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

At the annual meeting of stockholders of Akamai Technologies, Inc. (the “Company” or “Akamai”) held on May 10, 2024 (the “Annual Meeting”), the Company’s stockholders approved the second amendment of the Akamai Technologies, Inc. Amended and Restated 2013 Stock Incentive Plan (the “Second Amended & Restated Plan”), which had previously been adopted by the Board of Directors (the “Board”) subject to stockholder approval. The amendment increased the number of shares available for grant under the Second Amended & Restated Plan by 5,000,000.

A complete copy of the Second Amended & Restated Plan, as amended, is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As further described under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting and upon the recommendation of the Board, the Company’s stockholders approved an Amended and Restated Certificate of Incorporation to provide for the limitation of liability of certain of the Company’s executive officers, as permitted under Delaware law and certain other changes to clarify, streamline and modernize the certificate of incorporation. The Amended and Restated Certificate of Incorporation was previously approved by the Board, subject to stockholder approval.

The changes made in the Amended and Restated Certificate of Incorporation are described in detail under “Proposal 4 Approval of our Amended and Restated Certificate of Incorporation” beginning on page 110 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2024 in connection with the Annual Meeting.

The Amended and Restated Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on May 16, 2024.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, six items of business were acted upon by stockholders. There were 153,211,442 shares of the Company’s common stock eligible to vote, and 123,241,446 shares present in person or by proxy at the Annual Meeting.

1.  The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2025 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Sharon Bowen	114,602,360	1,627,447	107,070	6,904,569
Marianne Brown	115,592,766	638,481	105,630	6,904,569
Monte Ford	108,882,646	7,348,678	105,553	6,904,569
Dan Hesse	113,850,682	2,375,968	110,227	6,904,569
Tom Killalea	108,183,624	8,044,050	109,203	6,904,569
Tom Leighton	115,846,098	394,701	96,078	6,904,569
Jonathan Miller	112,867,046	3,359,038	110,793	6,904,569
Madhu Ranganathan	105,594,233	10,633,171	109,473	6,904,569
Ben Verwaayen	108,620,601	7,499,518	216,758	6,904,569
Bill Wagner	113,929,317	2,296,213	111,347	6,904,569

2  The amendment of the Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan was approved.

For	72,338,641
Against	43,907,789
Abstain	90,447
Broker Non-Votes	6,904,569

3  A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For	106,324,081
Against	9,676,197
Abstain	336,599
Broker Non-Votes	6,904,569

4.  The Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers and certain additional clarifying changes was approved.

For	106,888,854
Against	9,294,261
Abstain	153,762
Broker Non-Votes	6,904,569

5.  Proposal 5 relating to the adjournment of the Annual Meeting to solicit additional proxies was not presented at the Annual Meeting because a quorum was established and there were sufficient votes to approve the proposals.

6.  The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024 was ratified.

For	107,962,106
Against	15,196,567
Abstain	82,773

7.  The shareholder proposal regarding a simple majority vote was approved.

For	107,351,124
Against	8,844,158
Abstain	141,595
Broker Non-Votes	6,904,569

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Akamai Technologies, Inc.

10.1	Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended

104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Aaron S. Ahola
Aaron S. Ahola, Executive Vice President, General Counsel and Corporate Secretary